UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1-A
OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

THE BEBOP CHANNEL CORPORATION
(Exact name of registrant as specified in its charter)
Date: June 30, 2020

New York
7812
84-2190936
(State or Other Jurisdiction
of Incorporation)
(Primary Standard Classification Code)
(IRS Employer
Identification No.)

Sue Veres Royal
Chief Executive Officer
178 Columbus Ave., P.O. Box 231143
New York, NY 10023
Telephone: 202-302-6703

(Address, including zip code, and telephone number,
including area code, of registrants principal executive offices)

Please send copies of all correspondence to:

Sue Veres Royal
www.beboptv.com
635 Portside Drive
Edgewater, NJ 07020
         TELEPHONE: (917) 297-6847
           Email: submit@beboptv.com
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION
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PART I - END

PRELIMINARY OFFERING CIRCULAR

THE BEBOP CHANNEL CORPORATION
900,000 THOUSAND SHARES OF COMMON STOCK
$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of The BeBop Channel Corporation.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, The BeBop Channel Corporation. are offering 900,000 shares of our common stock.   Company may also sell its shares at market prices or in privately negotiated transactions if at such time our shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, best efforts basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled Plan of Distribution in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Treasurer, Sue Veres Royal. Sue Veres Royal is deemed to be an underwriter of this offering. She will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 900,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Assuming all of the 900,000 shares being offered by the Company are sold, the Company will receive $900,000.00 in gross proceeds. Assuming 675,000 shares (75%) being offered by the Company are sold, the Company will receive $675,000.00 in net proceeds. Assuming 450,000 shares (50%) being offered by the Company are sold, the Company will receive $450,000.00 in net proceeds. Assuming 225,000 shares (25%) being offered by the Company are sold, the Company will receive $225,000.00 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our companys business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED

PRICE TO

SELLING AGENT

PROCEEDS TO

BY COMPANY

PUBLIC

COMMISSIONS

THE COMPANY

Per Share

$
1.00

Not applicable

$
1.00

Minimum Purchase

None

Not applicable

Not applicable

Total (900,000 shares)

$
900,000..00

Not applicable

$
         900,000..00

Currently, the Directors, Sue Veres Royal and Gregory Charles Royal own approximately 69% of the voting power of our outstanding capital stock. After the offering, assuming all  shares being offered on behalf of the company are sold, Ms. Veres Royal and Mr. Royal  will hold or have the ability to control approximately 62% of the voting power of our outstanding capital stock.

If all the shares are not sold in the companys offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $1,500. The proceeds from the sale of the securities will be placed directly into the Companys account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of The BeBop Channel Corporation.

The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 15.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is June 30, 2020

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

TABLE OF CONTENTS

PART - II OFFERING CIRCULAR
PAGE

OFFERING CIRCULAR SUMMARY

SUMMARY OF FINANCIAL INFORMATION

MANAGEMENTS DISCUSSION AND ANALYSIS

RISK FACTORS COVID 19 PANDEMIC

INDUSTRY OVERVIEW

FORWARD-LOOKING STATEMENTS

DESCRIPTION OF BUSINESS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

SELLING SHAREHOLDERS

PLAN OF DISTRIBUTION

DESCRIPTION OF SECURITIES

INTERESTS OF NAMED EXPERTS AND COUNSEL

REPORTS TO SECURITIES HOLDERS

DESCRIPTION OF FACILITIES

LEGAL PROCEEDINGS

PATENTS AND TRADEMARKS

DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FINANCIAL STATEMENTS

PART - III

INDEMNIFICATION OF OFFICERS AND DIRECTORS

RECENT SALES OF UNREGISTERED SECURITIES

EXHIBITS TO OFFERING STATEMENT

SIGNATURES

 You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II
OFFERING CIRCULAR SUMMARY

In this offering circular, The BeBop Channel Corporation, the Company, we, us, and our, refer to The BeBop Channel Corporation., unless the context otherwise requires. Unless otherwise indicated, the term fiscal year refers to our fiscal year ending June 30. Unless otherwise indicated, the term common stock refers to shares of the Companys common stock.

This offering circular, and any supplement to this offering circular include forward-looking statements. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as intends, anticipates, believes, estimates, projects, forecasts, expects, plans and proposes. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the Risk Factors section and the Managements Discussion and Analysis of Financial Position and Results of Operations section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including Risk Factors beginning on Page 15, and the financial statements, before making an investment decision.

The Company

The BeBop Channel Corporation, a New York corporation (the Company) was incorporated under the laws of the State of New York on June 11, 2019.

The Company is a developmental stage company, an arts entertainment company, that coins itself the Global City for Film, Jazz, Theatre and Dance!- a collective that pools the offerings and audiences of these various disciplines  in the aggregate to nurture a strong viable commercial arts industry.

Our core activities present several vertical experiences in the arts through an online platform (hub) that consist of 1) a video streaming outlet for over 750 films by young and up-and-coming global filmmakers and other video  programming in the fields of Jazz, Theatre and Dance- including New York Jazz Film Festival (current) 2) Festival and event presentations in the above arts disciplines (planned after this offering) 3) a membership community for social engagement and e-commerce in the above arts disciplines (developing); and 4) an online aggregator of websites and offerings of organizations in the above arts disciplines (current).

The Company has secured the following content for its business 1) video content of over 750 titles with four year termed license agreements paid in restricted common share stock of the company to global filmmakers in February, 2020 2) two theatrical plays, two festival properties, including New York Jazz Film Festival, various television properties and concepts acquired from the companys  founders; and, 3) Internally conceived concepts for thematic event programming including festivals and other live events.

Our company, at this stage of development and particularly in the midst of the Covid-19 pandemic, operates exclusively virtually through its website at beboptv.com and via distribution on web, mobile and SmartTV apps on the major platforms including IOS, AppleTV, Android TV, Amazon FireTV and Roku.  Our content and distribution materials are received virtually and therefore, the company does not currently maintain physical offices and  maintains its mailing address at 178 Columbus Ave., P.O. Box 231143 New York, NY 10023.

During this specific time in our development we have been fortunate to be able to experience growth in our productivity with regard to the presentation of our video programming and the member community-  because they are  virtual.

Our next stage of growth, and the purpose of this offering, involves the scaling of our content offerings- excluding physical festivals and events beyond the planning stages- through marketing and increased video bandwidth capabilities (which amounted to over 510,000 video minutes viewed from over 80 countries between May 9-24, 2020). The scaling of our content offerings is expected by the Company to have a direct correlation to our ability to  begin securing advertising  revenue from a variety of sources. The Companys business model is an Advertising Based Revenue Model.

One of our core potential sources of revenue, in addition to national brand advertisers , is  expected to be arts related on the regional, international local levels, meaning that Organizations irrespective of location or reach can advertise on our platform to targeted audiences.
?
We intend to use the proceeds we receive from the sale of 900,000 shares of our common stock to effectuate these scaling strategies to increase bandwidth and marketing activities..

There is uncertainty that we will be able to sell any of the 900,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this offering circular and the filing of this Offering Statement, estimated at $1,500.00, are being paid for by the Company.

We do have $13,705.00 in cash, an additional  $30,000.00 forthwith by February, 2021 both from past stock purchases and receivable notes of stock purchase payments respectively.  We also executed a debt to equity swap of $6,500.00. Each of these funding sources maintain our current level of operations and can continue to do so without any further capital raises for a period of at least 24 months on our current annual operating budget of  $13,700.00..

Our Offering

We have authorized capital stock consisting of 10,000,000 shares of common stock, $0.0001 par value per share (Common Stock) . We have 8,817,950 shares of Common Stock issued and outstanding. Through this offering we will register a total of 900,000 shares of common stock. These shares represent 900,000 additional shares of common stock. We may endeavor to sell all 900,000 shares of common stock after this registration becomes qualified. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company
900,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share
Company will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock
8,817,950 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock
9,717,950 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before the offering of common stock
0  preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock
0  preferred shares will remain issued and outstanding if we sell all of the shares we are offering herein.

The minimum number of shares to be
sold in this offering
None.

Market for the common shares
There is no public market for the common shares. The price per share is $1.00.

Use of Proceeds
We intend to use the gross proceeds to scale the video portion of our business through marketing and purchasing increased video bandwidth capabilities for the ultimate purpose of securing Advertisers.

Termination of the Offering
This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 900,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering
Our Chief Executive Officer and Treasurer, Sue Veres Royal will sell the 900,000 shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:
All subscriptions once accepted by us are irrevocable.

Registration Costs
We estimate our total offering registration costs to be approximately $1,500.

Risk Factors:
See Risk Factors and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

If all the Shares in this Offering are sold, our Executives and Officers, comprised of Sue Veres Royal and Gregory Charles Royal, will own approximately 63% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the Managements Discussion and Analysis of Financial Position and Results of Operations section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements for the period from June 11, 2019,  (Inception) to June 30, 2020.

Balance Sheet

ASSETS
Cash On Hand   $13,705
Film Library   1,720,000
Notes Receivalble   30,000
TOTAL ASSETS   $1,763,705

LIABILITIES ABD EQUITY

LIABILITIES   0
EQUITY

TOTAL EQUITY   $1,763,705

TOTAL LIABILITIES AND EQUITY $1,763,705

The Company is electing  NOT to opt out of the  JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Companys financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things:

be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes Oxley Act;

be temporarily exempted from various existing and forthcoming executive compensation related disclosures, for example: say on pay, pay for performance, and CEO pay ratio;

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

be temporarily exempted  from having to solicit advisory say on pay, say on frequency and say on golden parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

be permitted to comply with the SECs detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENTS DISCUSSION AND ANALYSIS

Our annual operational expenses are modest at $13,700.00. This is mostly due to the fact that our video library of content was acquired through stock compensation for license agreements lasting through December 2023; that our operations are virtual; and that our founders receive no compensation at this point. Our cash available is $13,705.00  with in addition to the balance of a receivable note in the amount of  $30,000.00 (Outstanding from the CEO for a stock purchase of $40,000.00) as of June 30, 2020. Our cash balance is sufficient to fund our current levels of operations for at least 24 months and still maintain cash on hand of at least $15,000.00 (after the satisfaction of the receivable note) . Accordingly, we have utilized and may utilize funds from our founders in the way of stock purchases to fund operations. However. our Executives/Officers, Sue Veres Royal and GregoryCharles Royal, have no formal commitment, arrangement or legal obligation to advance or loan funds to the company to purchase stock from the company 9 notwithstanding current receivable note of Ms. Veres Royal and a debt to equity conversion for $6,500.00 by Sue Veres Royal for 6,500 shares of Common Stock. In order to properly implement our plan of growth for the next twelve-month period, we require a minimum of $225,000 of funding from this offering. Amounts received beyond that will correlate to an even more increased level of growth (scaling) as set forth in the Use of Proceeds.

Long term financing beyond the minimum amount sought from this offering will be required to fully implement our longer term business plans. The exact amount of funding needed will primarily depend upon the degree to which the company activates the physical festival/event portion of its business. The determining factors to activate these activities are the amount of funds raised in this offering (or other future financing), and the logistical limitations of presenting festivals/events during future waves of the Covid-19 Pandemic.

The funding required for full implementation of our business plan which cannot occur until after the Covid-19 Pandemic conditions are such that we can resume plans for presentation of large festivals and events, is beyond the scope of this offering to the extent that we will require additional funding beyond the planning stages as provided for in this offering. (See Use of Proceeds)

For the purposes of this offering, our expansion will include increasing video bandwidth capabilities, marketing the platform to future members/viewers, and courting advertising sponsors.

If we do not receive adequate proceeds from this offering to carry out our forecasted expansion (scaling) our growth will be stalled at the current level of operations for the foreseeable future and could cause us to eventually cease operations after 24 months.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to our Business

This offering comes during the Covid-19 Coronavirus Pandemic of 2020. Future outcomes related to our business model could be negatively and/or positively affected by the increase in online activities  and decrease in in-person activities by the general population. For example, future live events and festivals etc. could be postponed or cancelled due to prohibition of large gatherings in a second wave of the virus and our streaming platform for films and the member chat could experience increased participants.

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding could cause our business to stall or fail.

We may need to raise additional funds through equity sales or substantial advertising revenue in order to fund our future operations, our business, and fulfill contractual obligations. These funding sources may not be available when needed. These funding sources may also prove to be insufficient to our funding needs if not in a sufficient amount. Our inability to obtain funding could have an adverse effect on our ability to implement our current business plan to scale our business and develop our offerings, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital from this offering, we may likely need to raise additional capital to continue and/or expand our operations in the future. If we do not raise the additional capital if needed, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Future competitors could duplicate our business model.

Although we believe our company is unique and thereby alone in our space, we nonetheless operate in the highly competitive entertainment industry. There is no aspect of our business even if protected by patents, copyrights, trademarks, or trade names that would prevent potential competitors from substantially duplicating our business model with little effort. Many of our potential competitors have significantly greater resources than we have, which may make it difficult for us to compete should they adopt our model. There can be no assurance that we will be able to successfully compete against these other entities.

Our success depends substantially on the continuing efforts of our founders and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our two founders Sue Veres Royal and Gregory Charles Royal. Together, they work approximately 60 hours per week on the business without compensation and their intimate, nuanced understanding of the operations allow for significant productivity in lieu of a staff. If they are unable or unwilling to continue in their present positions, it could severely disrupt our business operations, and we will not be able to replace them easily.

There is no guarantee our products will be accepted by the marketplace.

We seek to develop and market a platform to exploit what we view as  a void in the arts entertainment industry i.e., a film, jazz, theatre and dance collective. There is no guarantee that the consumer marketplace will find such programming and products appealing and if so, it would materially and adversely affect our business, financial condition, and continuing operations.

Our current Directors, Sue Veres Royal and Gregory Charles Royal, beneficially own approximately or have the right to vote on 69% of our outstanding stock (63% if this offer is fully subscribed). As a result, they have a substantial voting power in all matters that may be submitted to our stockholders for approval including:

 Election of our board of directors;
 Removal of any of our directors;
 Amendment of our Certificate of Incorporation or bylaws;
 Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, they are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by them could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. The Directors stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the say on pay provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the say on golden parachute provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the Exchange Act) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the PCAOB) requiring mandatory audit firm rotation or a supplement to the auditors report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an emerging growth company. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Companys independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Companys internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a smaller reporting company, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a smaller reporting company, at such time are we cease being an emerging growth company, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an emerging growth company or smaller reporting company may make it harder for investors to analyze the Companys results of operations and financial prospects.

We are an emerging growth company under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an emerging growth company for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Our Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies. As we are a publicly reporting company our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and the ability to provide accurate financial reporting and disclosure controls and procedures to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

Additionally, due to the fact that our Directors and officers, have minor experience as a Director or officer of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $4,500 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

Risks Relating to This Offering

There is no firm commitment to purchase the shares of common stock being offered, and as a result initial investors assume additional risk.

This is a best efforts, no minimum offering of shares of our common stock being conducted solely by certain members of our management.  There is no commitment by anyone to purchase any of the shares being offered.  We cannot give any assurance that any or all of the shares will be sold.  There is no minimum and we will retain any amount of proceeds received from the sale of the shares.  Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds.  As this offering is a best efforts financing, there is no assurance that this financing will be completed or that any future financing will be affected.  Initial investors assume additional risk on whether the offering will be fully subscribed and how the Company will utilize the proceeds.

We arbitrarily determined the offering price and there has been no independent valuation of the stock after February 29, 2020, which means that the stock may be worth less than the purchase price.

The offering price of the shares of common stock has been arbitrarily determined without independent valuation of the shares by our management based on estimates of the price that purchasers of speculative securities, such as our common stock, will be willing to pay considering our nature and capital structure, the experience of the founders and the market conditions for the sale of equity securities in similar companies.  The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value and thus the shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price. Prior to the May, 2020 launch of the companys streaming and member  platform, the company was valued by an independent appraiser at $1.72 Million, $0.20 per pre-discounted share of 8,777,750 shares outstanding on February 29, 2020.

We do not anticipate dividends to be paid on our common stock and investors may lose the entire amount of their investment.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to The BeBop Channel Corporation and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investors investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, CEO and Treasurer has minor experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Sue Veres Royal has minor experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a Penny Stock.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the Exchange Act), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Treasurer Sue Veres Royal who will receive no commissions. There is no guarantee that she will be able to sell any of the shares.  If this is the result, our business will suffer and your investment may be materially adversely affected. Our inability to successfully sell shares could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering even if we attempt to have shares quoted on the OTC Markets.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this offering circular. We may contact a market maker following the completion of the offering and apply to have the shares quoted on the OTC. The OTC is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC is not an issuer listing service, market or exchange. Although the OTC does not have any listing requirements per se, to be eligible for quotation on the OTC and in particular the higher tier OTCQB for which we as a reporting company might ne eligible, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.
The estimated cost of this Offering Statement is $1,500.00. After the qualified date of this offering circular, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We may contact a market maker following the close of the offering and apply to have the shares quoted on the OTC. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $4,500.00 --excluding the additional filing requirements and fees associated with being quoted on the OTC Markets which are NOT included in the financial projections in this offering circular. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC.

Risks Relating to the Companys Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Markets. In addition, it is possible that such application for quotation, if made, may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of common stock, of which 8,817,950 shares are issued and outstanding as of June 1, 2020. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Relating to Our Company and Our Industry

We are dependent on the internet infrastructure

Our future success in streaming video programs and e-commerce activities by subscribers will depend, in significant part, upon the maintenance of the various components of the Internet infrastructure, such as a reliable backbone network with the necessary speed, data capacity and security, in order for us to provide reliable and timely Internet access and services. To the extent that the Internet continues to experience increased numbers of users, frequency of use or increased user bandwidth requirements, we cannot be sure that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage, including viruses caused by cyber criminals, to portions of its infrastructure or otherwise, and such outages or delays could adversely affect our website and our app platforms, as well as the Internet service providers and online service providers our customers would use to access our services. In addition, the internet could lose its viability as a commercial medium due to regulation, sabotage, widespread power outages, and an erosion of trust by the public. We cannot predict whether the infrastructure and complementary products and services necessary to maintain the Internet as a viable commercial medium will be  maintained.

We are subject to uncertain government regulation and other legal uncertainties relating to the internet.

There exists an evolving and ever changing landscape with regard to laws or regulations that specifically regulate communications or commerce on the Internet. Any new laws or regulations relating to the Internet could adversely affect our business. In addition, current laws and regulations may be applied and new laws and regulations may be adopted in the future that address issues such as user privacy, pricing, taxation and the characteristics and quality of products and services offered over the Internet. For example, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. This could increase the cost of transmitting data over the Internet, which could increase our expenses significantly. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet.

We face web security concerns that could hinder internet commerce.

Any well-publicized compromise of Internet security could deter more people from using the Internet or from using it to conduct transactions that involve transmitting confidential information, or purchases of goods or services. Because a significant portion of our offerings require members to log in and in the future to engage in  credit card transactions to purchase from our potential advertisers, our business could be adversely affected by this type of development. We may also incur significant costs to protect against the threat of security breaches or to alleviate problems, including potential private and governmental legal actions, caused by such breaches.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our managements understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Movie and Video Distribution Industry

The Movie and Video Distribution industry continues to suffer from external competition as digital technology enables production studios to distribute their own content and bypass industry operators. Moreover, growth in key markets, such as retail stores and movie theaters, remains weak, suppressing demand for distribution services. As a result, over the five years to 2019, industry revenue is expected to decline at an annualized rate of 1.7% to $1.6 billion. Curtailed by distributor bypass and declining sales of physical copies of media, industry revenue is forecast to drop 4.1% in 2019 alone. To support revenue and offset waning demand for distribution, the industry has increased its reliance on independent productions and existing content libraries. Digital platforms that enable consumers to indefinitely access media content have risen in popularity due to their convenience and wide selection of offerings. These platforms have the potential to boost consumption of movies, offering a source of growth for the industry. However, digital distribution will also limit industry growth because it encourages distributor bypass by permitting studios to easily provide content directly to customers. As bypass accelerates, participation in the industry is expected to fall. Distributors have consolidated their operations in an attempt to broaden their value-added service offerings and content libraries. Over the five years to 2024, growth in demand for TV and media content will partly offset distributor bypass. Furthermore, the continued trend toward digitalization, although a threat to revenue, will cut time and costs for distribution companies, helping to maintain profit. Proliferating alternative media outlets, such as on-demand and online TV, will offer new opportunities to distributors but will also spur competition. However, much of these growth drivers in the sector will work against the industry. Content-hungry digital platforms will work mostly with studios themselves, supplanting industry operators as the intermediaries between media companies and consumers. In addition, consolidation of upstream media companies will leave less production in the hands of the smaller studios most likely to seek assistance from this industry.During the five-year period, industry revenue is projected to fall at an annualized rate of 4.6% to $1.3 billion.

The Fan Convention Industry (Public Information)

Update: Behind the Mask: What Fans Want at Fandom Conventions
By Rachel Grate

Fandom conventions are big business these days. When San Diego Comic-Con launched in 1970 it had 300 attendees. In 2017, 135,000+ people and 728 exhibitors showed up.

As Rob Salkowitz, Author Comic-Con and the Business of Pop Culture, explains for Affinio, Extravagant festivals celebrating comics, gaming, manga/anime and pop culture have gone from being nerd niche to peak geek the most popular events in the burgeoning experience economy and drivers of more than $4 billion in economic activity in North America alone.

Fandom events like SDCC2017 are a $4 billion industry. Heres what drives the fans attending Gaming, anime, and pop-culture cons dont just draw lots of people. They attract heavily invested fans who are highly knowledgeable about the subject matter, passionate about the experience and totally devoted to the success of your event.

Knowing those fans and whats important to them is key for fandom convention organizers to improve their event experience. Based on data Eventbrite has unearthed over the past five years, as well as third-party research, heres what we know about the cons biggest fans.

1. Fans cant get enough of live events
The massive growth in fandom events makes sense when you consider that 85 percent of people identify as fans of something. That number climbs to 97 percent for those in the 18-24 range, according to data by fanthropologist and fandom expert Susan Kresnicka.

According to a survey of over 2,600 fandom convention-goers, most fandom attendees have more than one passion.  On average these fans identified as super fans of over 3 different pop culture categories, like Sci Fi, fantasy, genre movies, and gaming.

With so many passions, its no surprise that fan conventions draw devoted repeat customers. 80 percent of respondents routinely attend two or more fandom events a year, and 17 percent attend at least five. Over half have been attending cons for three years or more. Once you attract fans to one of your events, it will be easy to get them to show up for other fandom activities.

2. Fans arent split along gender lines
Historically men have dominated fandom events, but attendance is now squarely split between men and women. In 2015, Forbes reported data showing that the new ratio was squarely even. And under age 40, females actually dominated at 51 percent.

This shift is likely partly due to efforts to make comic cons welcoming to women, and partly an expansion of pop culture categories represented at cons. According to Eventbrites survey, men prefer comic, podcast, and gaming conventions, while women tend to gravitate toward fantasy, sci-fi, and anime events.

3. Fans come to cons to shop
One of the main reasons fans attend cons is to buy swag related to their passion. In fact, nearly 70 percent of surveyed fans named shopping as their top motivation for attending, and that priority was shared across genres, genders and fan demographics.

Most fans spend between 100 dollars to 500 dollars at conventions not including tickets, lodging, food, and parking. Super fans who attend at least three fandom events per year spend even more: 63 percent of them spend over 500 dollars. They dont always stick to their budgets; 35 percent admitted to routinely blowing it. But they typically walk away with memories and memorabilia.

And we are not talking about cheap trinkets. New or collectible comic items, toys, and figurines are some of the most popular items to buy at cons. They also spend money on clothing, t shirts, toys and collectible items like books and comics. One less popular purchase is Cosplay gear. Even for attendees of anime and manga events, less than a quarter buy cosplay gear at the event, since its more common to arrive already done up in a DIY costume.

4. Fans go to cons for the community
Aside from the opportunity to buy cool stuff, fans flock to cons for another reason: the social component. In our 2013 survey, 65 percent of the respondents cited meeting new friends as a major motivator. More than half said they like to bring their families, and 43 percent were curious to meet online friends IRL.

Then there are the 15 percent who say they look for love at cons. Manga, anime, and specialty (for example, brony or steampunk) fans were most interested in this aspect of cons, with 24 percent looking for romance. Some cons have even incorporated this desire into their planning, and are now hosting speed-dating sessions at cons.

5. For fans, bigger cons are not always better
Just a few years ago, San Diego Comic Con was the only con that attracted more than 100,000 attendees. Now, New York Comic Con rivals it with a record 180,000 tickets sold last year. The 11 largest anime conventions in North America hosted a combined 374,936 people in 2016.

Cons are getting bigger, but are they getting better? Fans have a love/hate relationship with big shows. Half of surveyed attendees say big cons can be fun  but are also stressful. And 11 percent of respondents say they are done with big shows and stick to smaller festivals and meet-ups.

One of the reasons fans shy away from bigger events? Disorganization. Of fans who spend the most at cons (over 1000 dollars), 55 percent complained about disorganized events. Organizers: if you want these folks coming back and spending more, make sure you make organization a top priority.

Tapping into what drives fans attendance can help you strategize your next fandom event. Discovery more original research about fans preferences and best practices for your fan convention in this complete guide to what fans want at cons.

Rachel is a writer for Eventbrite, where she regularly interviews organizers of the countrys most popular events, from massive music festivals to small food  and drink gatherings. Shes a live music lover, a foodie, and a big fan of smiles.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the Risk Factors section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

The BeBop Channel Corporation, a New York corporation (the Company) was incorporated under the laws of the State of New York on June 11, 2019.

On June 12, 2019, Gregory Charles Royal was appointed President and Chief Executive Officer and Susan Veres a.k.a. Sue Veres Royal  was appointed Vice President Secretary Chief Financial Officer.

On June 12, 2019, the Company issued approximately 6.3 million shares of restricted common stock with a par value of $.0001, to the following: Founder Susan Veres 3,000,000; Founder Gregory Charles Royal 3,025,000; and 175,000 shares to founding team members.

On or about February 2, 2020 the Company issued about 650 global filmmakers from The BeBop Channel Content Festival approximately 2.5 million shares of restricted common stock with a par value of $.0001 to license about 750 films for its film library through December 2023.

For the period ending February 29, 2020 the Company received results of its 409(a) Valuation valuing the company at $1,722,000.00 prior to the launch of its video app distribution and vertical activities-- including live events and member related integrations in late April 2020.

On May 26, 2020 Sue Veres Royal was appointed President, Chief Executive Officer, and Treasurer; and, Gregory Charles Royal was appointed Senior Vice President, Artistic Director and Secretary.

Business Information
Introduction

The Company is a developmental stage company, an arts entertainment company, that coins itself the Global City for Film, Jazz, Theatre and Dance!.

The core mission of the company is to fill a need for video programming, live events, and member driven social/e-commerce interactions which specifically cater to the arts industry in the areas of Film, Jazz, Theatre and Dance as a collective. The founders recognize that these industries can thrive in the 21st century much better as a collective rather than as segmented interests promoted by non-profit entities and that the idea of this collective being profit driven, in part, can vastly benefit the participants as artists, companies, fans and investors. To the companys knowledge there exists no entity in the world where supporters- as investors, not donors- can financially benefit from the traditional  arts.

The residual effect of this Netflix/Facebook/Disney World  for Arts Community are twofold in that 1) the aggregate consumer spending that each art discipline enjoys globally can cross over into each discipline in a significant manner, i.e., theatre audiences love jazz, dance audiences love indie films, and all love tourism, festivals,discussion and shopping deals; and, 2) The cross marketing opportunities by companies within the video streaming and live festival and events can significantly build their consumer bases, i.e. a 60s theatre piece planning a national tour could perform at our 1960s dress up festival, and advertise on our video streaming platform of ring fenced arts audiences. Their advertising costs would be streamlined to a target audience vs. wasteful ROI on national spends that they most likely could not afford in the first place.

Our core activities present several vertical experiences in the arts through an online platform (hub) that consist of 1) a video streaming outlet for over 750 films by young and up-and-coming global filmmakers and other video  programming in the fields of Jazz, Theatre and Dance- including New York Jazz Film Festival (current) 2) Festival and event presentations in the above arts disciplines (planned after this offering) 3) a membership community for social engagement and e-commerce in the above arts disciplines (developing); and 4) an online aggregator of websites and offerings of organizations in the above arts disciplines (current).

The Company secured its bulk of its video content from over 650 young and up-and-coming filmmakers from over 85 countries by entering into four year licensing agreements paid in restricted stock thru December 2023. Additionally the Companys content is derived from the founders who have contributed two theatrical plays, two festival properties, including New York Jazz Film Festival, various television properties and concepts acquired from the companys  founders; and, internally conceived concepts for thematic event programming including festivals and other live events.

Our company, at this stage of development and particularly in the midst of the Covid-19 pandemic, operates exclusively virtually through its website at beboptv dot com and via distribution on web,mobile and SmartTV apps on the major platforms including IOS, AppleTV, Android TV, Amazon FireTV and Roku.  Our content and distribution materials are received virtually and therefore, the company does not currently maintain physical offices and  maintains its mailing address at 178 Columbus Ave., P.O. Box 231143 New York, NY 10023.

During this specific time in our development we have been fortunate to be able to experience growth in our productivity with regard to the presentation of our video programming and the member community because they are  virtual.

Our next stage of growth involves the scaling of our content offerings, excluding physical festivals and events, through marketing and increased video bandwidth capabilities- which amounted to over 510,000 video minutes viewed from over 80 countries between May 9-24, 2020. The scaling of our content offerings is expected by the Company to have a direct correlation to our ability to  begin securing advertising  revenue from a variety of sources

Operational Plan

Office

The physical components to carry out our operations do not differ significantly from any small non-profit arts organization. During the Covid-19 Pandemic and until as such time as we begin implementing physical live festivals and events, the Company, which currently consists of two persons, works remotely from home.

The Companies content assets and corporate documents, like many companies exist on our hard drives and in the cloud. Third party assets including video programming, websites information and future advertising materials, are likewise negotiated in a digital environment eliminating the need for physical space as was once typical of similar businesses.

Our need for physical space will occur at such time as we plan festivals and events which will be accomplished by short term leases and rentals over periods of hours, days and in some cases weeks as we get much further into our business development in presenting Themed Festivals, which may take place at historical locations such as Harlem, New York or at industrial locations similar to those that produce Marvel conventions.

These events, however, are not related to this current offer, beyond the planning stages, and we do not anticipate earnest production until at least 2021.

Content Infrastructure

Our content, specifically our video content, is distributed to major app platforms including  on web, mobile and SmartTV apps on the major platforms including IOS, AppleTV, Android TV, Amazon FireTV and Roku. These operations are carried out by a third party distribution and hosting  platform Lightcast dot com. Our website is also carried by a third party hosting platform Wix dot com, These two companies represent over 90 percent of our current monthly operation expenses.  The video app distribution and hosting  represents the largest portion of these expenses at about $7,200.00 per year as a base rate. The website costs are about $250 per year.

Our plans for scaling our operations to accommodate our growing audience begin with addressing the bandwidth charges on the video apps which currently only allow for 250,000 video minutes per month. To reach levels that will accommodate an almost instantaneous increase in our viewership to levels that will support advertising revenue, we need to increase our monthly capability to at least 1,000,000 video minutes per month for a cost of about $25,000 per year.

A Note About Procuring Ad Revenue

The amount of advertising revenue a digital streaming company can generate through established Ad networks and servers (which are responsible for distributing video commercials inside the video programming)  is based upon several metrics, the most important being viewership. There is, however, a minimal barrier to entry for digital platforms to be able utilize AD networks. Simply, that platform must be a high traffic site to be able to qualify to receive Ads or to receive meaning fees based upon pennies per thousand viewers. This means millions of monthly viewer ad impressions are necessary to generate meaningful revenues from these systems. While this is  not true of the advertisers we may enlist directly, particularly arts organizations whose Ads we can insert into our own delivery system, high traffic (viewers)  is still necessary to be able to charge them sufficient  rates for their advertisements because the amount they are willing to pay is based upon at a minimum of tens and hundreds of thousands of viewers on a consistent basis.

Lifting Limits of Viewer Access

Currently, we restrict access to our app platform by initiating restraints on filmmakers to distribute direct links to their films and by placing a login firewall at the app. This action has capped our daily video minute usage to about 10,000 per day from about 60,000 per day prior to the temporary measures being out into place. Additionally we have held off on  advertising to the more broad general public until such time as the increased bandwidth can be achieved. This action was taken because if we exceed our current capacity of 250,000 monthly video minutes per month the overage fees are prohibitive, This offering seeks to exponentially increase the video minutes currently allowed.

Summary

We need to increase our current monthly expenditure for bandwidth nearly four-fold to $2,100 ($25,000 per year) to accommodate increased video minutes of 12,000,000 and beyond. Once this limit is raised, we can begin to move to the next phase of growth to procure advertising revenue. We currently reach these limits without any advertisement and by employing login firewalls to slow down the traffic which must be lifted as soon as practical.

Employees

As of June 30, 2020 we have one part time employee, our President, CEO, Sue Veres Royal and one full time employee Senior Vice President Gregory Charles Royal.

Currently, our Directors work on our business up to 60 hours per week.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

During this phase and the next phase of our business plan, to procure initial advertising revenue, we have no plans to hire additional employees. As our business development progresses, we intend to hire employees consistent with our rate of growth and make adjustments to our employee compensation structure as it stands currently.

Competition

The BeBop Channel Corporation is creating an industry. However, each of our industry components currently exist in isolation., i.e. a film festival, a theatre company, a streaming platform- with an exception of the ability to invest for profit in an art organization. Accordingly, arts organizations do not pose as competition to our business because they are largely not for profit vehicles. With respect to video streaming platforms, who are infinitely larger than us at this stage in our development, they do not attempt to curate their viewership to specific arts disciplines presumably because their streaming platform is their core business. Our streaming platform is a means to an end of audience participation in our future  live festivals and events.  Lastly, we believe the notion of our community, including the artists themselves, to profit from stock investment based upon their very participation can create a potential feedback loop benefiting the entire endeavor.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $900,000.00 as anticipated.

If 900,000 shares (100 percent) are sold:
Next 12 months
Planned Actions
Estimated Cost to Complete
Increase Bandwidth Units  (12MM Annual VM increments @ 25K x  4)
$100,000
Marketing
200,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)
300,000
Cash Reserve
400,000
TOTAL
$900,000

If 675,000 shares (75 percent) are sold:
Next 12 Months
Planned Actions
Estimated Cost to Complete
Increase Bandwidth Units  (12MM Annual VM increments at 25K x  3)
$75,000
Marketing
200,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)
300,000
Cash Reserve
100,000
TOTAL
$675,000

If 450,000 shares (50 percent) are sold:
Next 12 months
Planned Actions
Estimated Cost to Complete
Increase Bandwidth Units  (12MM Annual VM increments at 25K x  3)
$75,000
Marketing
200,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)
75,000
Cash Reserve
100,000
TOTAL
$450,000

If 225,000 shares (25 percent) are sold:
Next 12 months
Planned Actions
Estimated Cost to Complete
Increase Bandwidth Units  (12MM Annual VM increments at 25K x  1)
25,000
Marketing
100,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)
25,000
Cash Reserve
75,000
TOTAL
$225,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

The price of the current offering is fixed at $1.00 per share. This price is significantly higher than the price paid by the Companys officer and director which was $0.0001 with the exception that Sue Veres Royal purchased 40,000 shares at $1.00 per share on May 28, 2020 and entered a debt to equity swap of 6,500.00 shares also at $1.00 per share.
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Number of shares outstanding before the offering

                8,817,950

Number of shares after offering assuming the sale of the maximum number of shares

                  9,717,950

(including preferred shares)

                  9,717,950

Capital contributions
$
900,000.00

Percentage of capital contributions by existing shareholders

0.00 percent

Percentage of capital contributions by new investors

100.00 percent

Number of shares after offering held by public investors

900,000

Percentage of ownership after offering

percent

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Sue Veres Royal, our CEO and Treasurer through a direct public offering. Our Common Stock may be sold or distributed from time to time by Ms.Veres Royal or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers transactions; transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing. The Company has 8,817,950 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 900,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Companys selling efforts in the offering, Sue Veres Royal will not register as a broker dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the safe harbor provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuers securities. Sue Veres Royal is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Sue Veres Royal will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Veres Royal is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Veres Royal will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Sue Veres Royal will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 900.000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. The Companys shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $1.00 per share.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $1,500.00.

Procedures for Subscribing
If you decide to subscribe for any shares in this offering, you must

   Execute and deliver a subscription agreement; and
   Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to The BeBop Channel Corporation. The Company will deliver electronic stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by email within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 10,000,000 shares of common stock, $0.0001 par value per share (Common Stock). As of the date of this filing and taking into account the Share Transactions, we have 8,817,950 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

None.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

The transfer agent for these securities will be Colonial Stock Transfer Company Inc. 66 Exchange Place, Suite 100 Salt Lake City, Utah 84111

Penny Stock Regulation

The SEC has adopted regulations which generally define penny stock to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchasers written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by (name)  of (address)

The financial statements included in this offering circular and the Offering Statement have been audited by (name), certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Offering Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SECs Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site sec dot gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time we do not have a physical facilities or office spaces. Our mailing address is 178 Columbus Ave, PO Box 231143 New York, NY 10023. On a need be basis our CEO, Sue Veres Royal, utilizes her personal residence to carry out Company operations that are not able to be carried out online.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME

AGE

POSITION
Sue Veres Royal

48

President, Chief Executive Officer, Treasurer

Sue Veres Royal

Sue Veres Royal is the co-founder of BeBop and is a non-profit executive with over 20 years of experience focused on equity, education, advocacy, and communication. She has built, strengthened and scaled nonprofit organizations, coached and trained staff and advocate leaders, played a leading role in the development of funding and communication campaigns, strategic plans and programs, built partnerships and has worked closely with public figures including philanthropic leaders, community leaders, politicians and celebrities for 20 years. Prior to BeBop, she was the Executive Director of the ACE Mentor Program of Greater NY, she has tripled the number of student participants in her three and a half year tenure. Sue received her undergraduate degree from Bowling Green State University and her Nonprofit Management Executive Certificate from Georgetown University.

NAME

AGE

POSITION
Gregory Charles  Royal

58

SVP and Artistic Director, Secretary

Gregory Charles Royal  is a noted Jazz musician, writer and educator who performed as a soloist with the Duke Ellington Orchestra from 1989-1999, in the original Broadway production of Five Guys Named Moe from 1991-1992 and numerous other high profile performances and associations. He served as Artistic Director of American Youth Symphony, a think tank which aims to promote instrumental music in popular culture, from 1982- present. Royal also founded New York Jazz Film Festival; the first Jazz dramatic comedy, Giant Steps; and several other music and theatrical creations  for SVR & Associates.

Sue Veres Royal and Gregory Charles Royal have been happily married for 15 years.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the SEC) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Companys employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Companys Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Companys financial statements and other services provided by the Companys independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Companys internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Directors can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an audit committee financial expert as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as independent as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Directors of our Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an audit committee financial expert would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors/Officers have not been involved in any of the following events during the past ten years:

1.
bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

No  Executives or Officers have received compensation since the inception of the Company. They have agreed to forego such compensation until the Company achieves a sufficient financial position as determined by the Board of Directors. The Executives did receive founders shares as listed throughout this filing.

Summary of Compensation

Stock Option Grants
We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements
We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis
Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officers performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Companys best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Companys long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 30, 2020 the Company has 8,817,950 shares of common stock ( 0 shares of preferred stock) issued and outstanding, which number of issued and outstanding shares of common stock used throughout this report.

Name and Address of Beneficial Owner
Shares of Common Stock Beneficially Owned
Common Stock Voting Percentage Beneficially Owned
Voting Shares of Preferred Stock
Preferred Stock Voting Percentage Beneficially Owned
Total Voting Percentage Beneficially Owned
Executive Officers and Directors

Sue Veres Royal
3,040,000
34.5 percent
NA
NA
34.51 percent
Gregory Charles Royal

5% Shareholders
   3,025,000
34.3 percent
NA
NA
34.30 percent
None
-
-
-
-
-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the persons actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS.

BALANCE SHEET AS OF JUNE 11, 2019- JUNE 30, 2020

ASSETS
Cash On Hand   $13,705
Film Library   1,720,000
Notes Receivalble   30,000
TOTAL ASSETS   $1,763,705

LIABILITIES ABD EQUITY

LIABILITIES   0
EQUITY

TOTAL EQUITY   $1,763,705

TOTAL LIABILITIES AND EQUITY $1,763,705

OPERATING STATEMENT JUNE 11, 2019-  JUNE 30, 2020

INCOME   $7,462.48

EXPENSES
Advertising         $70.88
App Developers    3,805.00
Bank Fees           275.00
Development Fees     74.00
Insurance           293.94
Offive Expenses       8.51
Professional Fees 1,500.00
Software             33.76
Website             115.68
                 $6,282.33

NET PROFIT    $1,180.15

AUDITIORS STATEMENT

To:   Board of Directors The BeBop Channel Corporation
Re:   Financial Statement Audit
 Year Ending June 30, 2020

We have audited the accompnaying financial statements of The BeBop Channel Corporation (the Company), which comprise of the balance sheet as of June 30, 2020 and the Operating Statement for the period ending June 30, 2020.

Managements Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with generally accepted accounting principles accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and the presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audtit of the Companys financial statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perfom the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain and evidence about the amounts and disclosure in the financial statements.  The procedures selected depend on the auditors judgement, including the assessment of the risks of material misstatement of financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presenation of the financial statements in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the entitys internal control.  Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2020 in accordance with the accounting principles generally accepted in the United States of America.

Sincerely,

Suzanne E. Werden
Owner, Independent Auditor
PhD Accounting, CBD
Best Team Tax Consulting
El Cajon, CA 92020

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